                                                                     EXHIBIT 3.1

                  SEVENTH RESTATED ARTICLES OF INCORPORATION
                                      OF
                     PLASMA & MATERIALS TECHNOLOGIES, INC.


          Gregor A. Campbell and John La Valle hereby certify as follows:

          1. They are the President and Secretary, respectively, of Plasma & Materials Technologies, Inc., a California corporation.

          2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this Certificate, are amended and restated to read as follows:


                                       I

          The name of the Corporation is Plasma & Materials Technologies, Inc.


                                      II

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III

          Upon the amendment of this Article III pursuant to the filing of these Seventh Restated Articles of Incorporation with the California Secretary of State, each outstanding share of the Corporation's common stock (the "Common Stock") is converted into 1/3 of a share of Common Stock.


                                      IV

          The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is 50,000,000 and the number of shares of Preferred Stock authorized to be issued is 20,000,000.

          Subject to Section 4(c) of this Article IV, the Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be
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divided and the designation of any such series; and except with respect to the
Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock which are described below, the Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issue of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series.

          The Corporation is authorized to issue 2,100,000 shares of Series A Preferred Stock, 800,000 shares of Series B Preferred Stock, 1,400,000 shares of Series C Preferred Stock, 5,000,000 shares of Series D Preferred Stock, 2,625,000 shares of Series E Preferred Stock and 2,500,000 shares of Series F Preferred Stock. The rights, preferences, privileges and restrictions of each such series of Preferred Stock and the Common Stock, as well as of the holders of such stock, are as set forth below in this Article IV.

          The Corporation has effected a one-for-three reverse stock split, effective on the date of filing of these Seventh Restated Articles of Incorporation. All of the following prices set forth below have not been adjusted to reflect such reverse stock split.

          Section 1.   Definitions
                       -----------

          For purposes of Sections 1 through 6 of this Article IV the following definitions shall apply:

          (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the filing of these Seventh Restated Articles of Incorporation, whether or not subsequently reacquired or retired by the Corporation, other than:

               (i) Shares issuable upon conversion of the Convertible Preferred Stock;

              (ii) Shares of Common Stock issued to employees or directors of (or consultants to) the Corporation, or

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

          issuable upon exercise of stock options granted to such employees, directors or consultants, pursuant to stock-based compensation plans approved by the Board; and

             (iii) Shares issued or issuable by way of stock split or stock dividend.

          (b) "Board" shall mean the Board of Directors of the Corporation.

          (c) "Common Stock" shall mean the Common Stock of the Corporation.

          (d) "Conversion Price" shall have the meaning set forth in Section 5(a) of this Article IV.

          (e) "Convertible Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.

          (f) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          (g) "Corporation" shall mean this corporation.

          (h) "Ratchet Adjustment Period" shall mean the period commencing upon the filing of these Seventh Restated Articles of Incorporation and ending on such date thereafter as the Corporation has received cumulative consideration, for the issuance and sale of Additional Shares of Common Stock (excluding any Series F Preferred Stock) after such date of filing, aggregating at least $3,500,000.

          (i) "Redeemable Preferred Stock" shall mean the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock;

          (j) "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Corporation.

          (k) "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Corporation.

          (l) "Series C Preferred Stock" shall mean the Series C Preferred Stock of the Corporation.

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

          (m) "Series D Preferred Stock" shall mean the Series D Preferred Stock of the Corporation.

          (n) "Series E Preferred Stock" shall mean the Series E Preferred Stock of the Corporation.

          (o) "Series F Preferred Stock" shall mean the Series F Preferred Stock of the Corporation.

          Section 2.   Dividends
                       ---------

          In each fiscal year of the Corporation, the holders of shares of Convertible Preferred Stock shall be entitled to receive, before any cash dividends shall be paid or declared and set aside for the Common Stock in such fiscal year, when and as declared by the Board, out of funds legally available for that purpose, dividends payable in an amount per share for such fiscal year equal to the per share amount, if any, of any cash dividend declared, paid or set aside for the Common Stock during such fiscal year, multiplied by the number of shares of Common Stock into which each such share of Convertible Preferred Stock is then convertible. Dividends for the Convertible Preferred Stock declared by the Board of Directors but not paid shall accrue.

          Section 3.   Liquidation, Dissolution or Winding Up
                       --------------------------------------

          (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a merger, acquisition or other reorganization in which the Corporation is not the surviving entity, all assets or surplus funds of the Corporation shall be distributed to the holders of the Common Stock and the Convertible Preferred Stock on a pro rata basis according to the number of shares of Common Stock (i) then held, with respect to the Common Stock, and (ii) into which the shares of Convertible Preferred Stock then held are then convertible, in the case of the Convertible Preferred Stock;

provided, however, that if such distribution would result in a distribution of
--------  -------
less than $3.50 per share of Common Stock, then the assets and funds of the Corporation shall be distributed in the following order of priority:

               (i) First, ratably among the holders of the Series E Preferred
                   -----
          Stock and the Series F Preferred Stock until such holders have received $2.10 per share;

              (ii) Second, ratably among the holders of the Series D Preferred
                   ------
          Stock until such holders have received $1.50 per share;

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

             (iii)  Third, ratably among the holders of the Series C Preferred
                    -----
          Stock until such holders have received $1.00 per share;

              (iv) Fourth, ratably among the holders of the Series A Preferred
                   ------
          Stock and the Series B Preferred Stock in proportion to the respective preferential amounts to which the shares of each such series are entitled (which shall be $1.00 per share for the Series A Preferred Stock and $1.30 per share for the Series B Preferred Stock) until such holders have received such respective preferential amounts;

               (v) Fifth, ratably among the holders of the Common Stock until
                   -----
          such holders have received $0.50 per share; and

              (vi) Sixth, to the holders of the Common Stock and the Convertible
                   -----
          Preferred Stock on a pro rata basis according to the number of shares of Common Stock (A) then held, with respect to the Common Stock, and
          (B) into which the shares of Convertible Preferred Stock then held are convertible, in the case of the Convertible Preferred Stock.

          No adjustment to the Conversion Price pursuant to these Articles of Incorporation shall alter the above liquidation preference dollar amounts.

          (b) The provisions of Section 3(a) shall be subject to the rights of any series of Preferred Stock with preference or priority over or on a parity with the Convertible Preferred Stock with respect to the right to receive distributions upon liquidation, dissolution or winding up.

          (c) The dollar amounts specified in Section 3(a) shall be equitably adjusted in the event of any stock splits, stock dividends or similar capital modifications affecting the Common Stock or the Convertible Preferred Stock after the filing of these Seventh Restated Articles of Incorporation.

          (d) Insofar as any distribution pursuant to Section 3(a) consists of property other than cash, the value thereof shall, for purposes of the provisions of Section 3(a), be the fair value at the time of such distribution, as determined in good faith by the Board.

          Section 4.   Voting
                       ------

          (a) At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each share of Common Stock shall be entitled to one vote, and each share of Convertible Preferred Stock shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such share is then convertible (in accordance with Section 5 hereof) on the record date set for the meeting or action or, if no record date is set, on the date of such meeting or the date such action is taken. Except as otherwise expressly provided in Sections 4(b), 4(c), 4(d), 4(e) and 4(f) below or as required by law, the holders of Common Stock and Convertible Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor any series of Convertible Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by shareholders of the Corporation.

          (b) The Corporation shall not amend, alter or repeal the preferences, privileges, special rights or other powers of any series of Convertible Preferred Stock, as set forth herein, in a manner adverse to the holders thereof, (i) with respect to the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, without the affirmative vote of the holders of a majority of the then outstanding shares of such affected series, and (ii) with respect to the Series D Preferred Stock, the Series E Preferred Stock and/or the Series F Preferred Stock, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of such affected series. For this purpose, the authorization or issuance of any series of Preferred Stock, pursuant to a Certificate of Determination executed and filed pursuant to Section 401 of the California Corporations Code, with preference or priority over or on a parity with any series of Convertible Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up, voting rights, conversion rights or the right to consent to certain transactions of the Company, shall not be deemed to alter the preferences and privileges of such series of Convertible Preferred Stock and is herein expressly authorized by action of the Board of Directors pursuant to this Article IV, subject to the provisions of Section 4(c) below.

          (c) The Corporation shall not authorize or issue, or obligate itself to issue, any other preferred equity security, whether junior or senior to or on a parity with any series of the Convertible Preferred Stock as to dividend rights, redemption or sinking fund rights, liquidation, preferences, conversion rights, voting rights or otherwise, without (i) the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting for this purpose as a single class of stock, and (ii) the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, with each such series voting for this purpose as a separate class of stock.

          (d) The Corporation shall not effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or any merger or reorganization (as this term is defined in Section 181 of the California Corporations Code) involving the Corporation, or any dissolution, liquidation or winding up of the Corporation, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, with each such series voting for this purpose as a separate class of stock.

          (e) During such time as there exists and is continuing an "Event of Default" (as defined in that certain Stock Purchase Agreement, dated as of November 17, 1993, by and among the Corporation and the original purchasers of the Series D Preferred Stock, that certain Stock Purchase Agreement, dated as of August 26, 1994, by and among the Corporation and the original purchasers of the Series E Preferred Stock, or that certain Stock Purchase Agreement dated as of the date of the filing of these Seventh Restated Articles of Incorporation, by and among the Corporation and the original purchasers of the Series F Preferred Stock, such that an "Event of Default" as defined under any of such agreements shall constitute an "Event of Default" for purposes of this Section 4(e) of these Seventh Restated Articles of Incorporation), then (i) the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together for this purpose as a single class of stock, shall be entitled to elect five members of the Board, (ii) if at least fifty percent (50%) of the shares of Series A Preferred Stock and Series B Preferred Stock (as a group) theretofore issued remain outstanding, the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together for this purpose as a single class of stock, shall be entitled to elect two members of the Board, and (iii) the remaining members of the Board shall be elected by the holders of the Common Stock and Convertible Preferred Stock, voting together for this purpose as a single class of stock. Such right of the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to elect five directors shall continue until such

Event of Default shall no longer exist, at which point the directors shall again be elected in accordance with Section 4(a) of these Seventh Restated Articles of Incorporation. At any time after the right to elect five directors is so vested in the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and at any time after such right terminates, the holders of 5% or more of the outstanding shares of either the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, as a group, the Common Stock, Series A Preferred Stock and Series B Preferred Stock, as a group, or the Common Stock and Convertible Preferred Stock, as a group, shall have the right to call a special meeting of shareholders for the purpose of electing all members of the Board, such right to be exercisable by delivering a request in writing for the calling of the special meeting to the President or Secretary, or to the Chairman of the Board or a Vice President, if there be such. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which time shall be not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the shareholders calling the meeting shall have the rights accorded to them pursuant to subdivision (c) of Section 601 of the California Corporations Code. Upon the election of directors at any such special meeting, the terms of all persons who were directors immediately prior thereto shall terminate, and the directors elected at such special meeting shall constitute the directors of the Corporation until the next annual meeting (or, if earlier, until another special meeting is convened in accordance with the foregoing provisions of this paragraph).

          (f) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock pursuant to Section 4(e) above, the remaining director or directors so elected by such holders may, by affirmative vote of a majority of such remaining directors (or the remaining director so elected if there is only one such director), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock pursuant to Section 4(e) above, the remaining director or directors so elected by such holders may, by affirmative vote of a majority thereof (or the remaining director so elected if there is only one such director), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Common Stock and Convertible Preferred Stock pursuant to Section 4(e) above, the remaining director or directors so elected by such holders may, by affirmative vote of a majority thereof (or the remaining director so elected if there is only one such director), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Additionally, the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting together as a single class of stock for this purpose) may elect a director at any time to fill any vacancy in the office of a director elected by them pursuant to Section 4(e) above and which has not been filled by the directors in accordance with the foregoing, the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock (voting together as a single class of stock for this purpose) may elect a director at any time to fill any vacancy in the office of a director elected by them pursuant to Section 4(e) above and which has not been filled by the directors in accordance with the foregoing, and the holders of the Common Stock and Convertible Preferred Stock (voting together as a single class of stock for this purpose) may elect a director at any time to fill any vacancy in the office of a director elected by them pursuant to Section 4(e) above and which has not been filled by the directors in accordance with the foregoing.

          Section 5.   Conversion
                       ----------

          The holders of the Convertible Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

          (a)  Optional Conversion.  Each share of Convertible Preferred Stock
               -------------------
shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $1.00, in the case of the Series A Preferred Stock and the Series C Preferred Stock, (ii) $1.30, in the case of the Series B Preferred Stock, (iii) $1.50, in the case of the Series D Preferred Stock and (iv) $2.10, in the case of the Series E Preferred Stock and the Series F Preferred Stock, by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof

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(the "Conversion Price") shall at the time of the filing of these Seventh
Restated Articles of Incorporation initially be (i) $1.00, in the case of the Series A Preferred Stock and the Series C Preferred Stock, (ii) $1.30, in the case of the Series B Preferred Stock, (iii) $1.50, in the case of the Series D Preferred Stock and (iv) $2.10, in the case of the Series E Preferred Stock and the Series F Preferred Stock. Each such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, as hereinafter provided.

          (b)  Automatic Conversion.
               --------------------

          (i) Each share of the Convertible Preferred Stock shall automatically be converted into shares of Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Corporation's Common Stock if (A) if such closing occurs on or prior to December 31, 1995, the per share price is not less than $2.50 (as adjusted in the event of stock dividends, stock splits and similar capital modifications) and the aggregate purchase price of the Common Stock sold pursuant to such registration equals or exceeds $15,000,000, or (B) if such closing occurs after December 31, 1995, the per share price is not less than $5.00 (as adjusted in the event of stock dividends, stock splits and similar capital modifications) and the aggregate purchase price of the Common Stock sold pursuant to such registration equals or exceeds $10,000,000.

          (ii) Additionally, any of the series of the Convertible Preferred Stock, other than the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, shall be automatically converted into shares of Common Stock upon either (x) the optional conversion into Common Stock of a cumulative number of shares of such series representing a majority of the aggregate number of shares of such series theretofore issued by the Corporation, or (y) the affirmative vote (approving such automatic conversion) of the holders of a majority of the shares of such series then outstanding. The shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (treated as separate series) shall be automatically converted into shares of Common Stock upon either (xx) the optional conversion into Common Stock of a cumulative number of shares of such series representing at least two-thirds of the aggregate number of shares of such series theretofore issued by the Corporation, or (yy) the affirmative vote (approving such automatic conversion) of the holders of at least two-thirds of the shares of such series then outstanding.

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          (c)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (d)  Mechanics of Optional Conversion.  Before any holder of
               --------------------------------
Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he or it shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Convertible Preferred Stock, or to his or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Convertible Preferred Stock so converted shall terminate, except only the right of such holder, upon the surrender of his or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares.

          (e)  Mechanics of Automatic Conversion.  All holders of record of
               ---------------------------------
shares of Convertible Preferred Stock will be given at least 30 days' prior written notice of the anticipated date of any automatic conversion referenced in
Section 5(b) and four days' written notice of the actual date of such conversion. The Corporation shall also exercise best efforts to provide four days telephonic notice of such actual conversion date to said holders. Each such notice shall designate a place for automatic conversion of all of the shares of such Convertible Preferred Stock pursuant to Subsection 5(b). Such notice will be sent by mail, first class, postage prepaid, to each record holder of Convertible

Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion, each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. On the date fixed for conversion, all rights with respect to the Convertible Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Convertible Preferred Stock has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Convertible Preferred Stock as aforesaid, the Corporation shall cause to be issued and deliv ered to such holder, or to his or its written order, a certifi cate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (f)  Certain Adjustments to Conversion Price Applicable to all
               ---------------------------------------------------------
Convertible Preferred Stock.
---------------------------

          (i) Adjustment for Stock Splits, Stock Dividends and Combinations of
              ----------------------------------------------------------------
Common Stock.  In the event the outstanding shares of Common Stock shall, after
------------
the filing of these Seventh Restated Articles of Incorporation, be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination or dividend or other distribution, be proportionately adjusted.

          (ii) Adjustment for Merger or Reorganization, Etc.  In case of a
               ---------------------------------------------
reclassification, reorganization or exchange (other than described in Subsection
(i) above) or any consolidation or merger of the Corporation with another corporation (other than a merger, acquisition or other reorganization in which the Corporation is not the surviving entity, any of which shall be considered a liquidation pursuant to Section 3 of this Article IV), each share of Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance; and, in any such case, appropriate adjust ment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

          (iii)     Adjustments for Other Dividends and Distributions.  In the
                    -------------------------------------------------
event the Corporation at any time or from time to time after the filing of these Seventh Restated Articles of Incorporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred Stock.

          (g) Adjustment to Conversion Price of Series C Preferred Stock, Series
              ------------------------------------------------------------------
D Preferred Stock, Series E Preferred Stock and (after the Ratchet Adjustment
-----------------------------------------------------------------------------
Period) Series F Preferred Stock for Issue or Sale of Additional Shares of
--------------------------------------------------------------------------
Common Stock.  In case at any time or from time to time on or after the filing
------------
of these Seventh Restated Articles of Incorporation the Corporation shall issue or sell Additional Shares of Common Stock for a consideration per share less than the Conversion Price of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, as the case may be, then in effect, then and in each such case the then Conversion Price of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, or the Series F Preferred Stock if such issuance or sale occurs after the Ratchet Adjustment Period, shall be reduced to an adjusted Conversion Price (computed to the nearest cent, a half cent being treated as a full cent) by dividing

          (A) the sum of (X) the result obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the Conversion Price then in effect, and (Y) the consideration, if any, received by the Corporation upon such issue and sale, by

          (B) the number of shares of Common Stock outstanding immediately after such issue or sale.

          For purposes of adjusting the Conversion Price pursuant to the foregoing clauses (A) and (B), Common Stock shall be deemed to be outstanding at a particular time if it is outstanding at such time or if at such time (I) it can be acquired upon the conversion of any then outstanding shares of Convertible Preferred Stock or (II) it can be purchased upon the exercise of any outstanding rights or options, or acquired upon the conversion of any outstanding Convertible Securities, or acquired upon the conversion of any Convertible Securities which can be purchased upon the exercise of any outstanding rights or options.

          No adjustment to the Conversion Price of the Series F Preferred Stock shall be made pursuant to this Section 5(g) upon the issue or sale of Additional Shares of Common Stock during the Ratchet Adjustment Period; rather, any such issue or sale during the Ratchet Adjustment Period shall, with respect solely to the Series F Preferred Stock, be subject to the adjustment provisions of Section 5(h) below.

          (h) Adjustment to Conversion Price of Series F Preferred Stock for
              --------------------------------------------------------------
Issue or Sale of Additional Shares of Common Stock During Ratchet Adjustment
----------------------------------------------------------------------------
Period.  In case at any time or
------
from time to time during the Ratchet Adjustment Period the Corporation shall issue or sell Additional Shares of Common Stock for a consideration per share less than the Conversion Price of the Series F Preferred Stock then in effect, then and in each such case the then Conversion Price of the Series F Preferred Stock shall be reduced to a price equal to the consideration per share for which such Additional Shares of Common Stock are issued.

          (i) Further Provisions for Adjustment of Conversion Price of Series C
              -----------------------------------------------------------------
Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F
--------------------------------------------------------------------------------
Preferred Stock.  For the purpose of Sections 5(g) and 5(h) above (applicable
---------------
solely to the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock), the following provisions shall be applicable:

          (A) Issuance or Sale of Convertible Securities.  In case at any time
              ------------------------------------------
on or after the filing of these Seventh Restated Articles of Incorporation, the Corporation shall issue or sell any Convertible Securities, there shall be determined as of the date of issue the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (X) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (Y) the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

          If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Corporation upon such conversion or exchange, plus the consideration, if any, actually received by the Corporation for the issue or sale of such Convertible Securities as were actually converted or exchanged.

          (B) Grant of Rights or Options for Common Stock.  In case at any time
              -------------------------------------------
on or after the filing of these Seventh Restated Articles of Incorporation, the Corporation shall grant any rights or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, there shall be determined as of the date of issue the price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights or options, such determination to be made by dividing (X) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, by (Y) the maximum number of Additional Shares of Common Stock of the Corporation issuable upon the exercise of such rights or options; and the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

          If such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any such rights or options shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised.

          (C) Grant of Rights or Options for Convertible Securities.  In case at
              -----------------------------------------------------
any time on or after the filing of these Seventh Restated Articles of Incorporation the Corporation shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of such Section 5, to have been issued and sold (as of the date of the granting of such option or rights) for the total amount received or receivable by the Corporation as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options.

          If such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable by the Corporation upon the exercise thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          If any such rights or options shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Convertible Securities so issued or sold were those actually issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised.

          (D) Determination of Consideration.  Upon any issuance or sale for a
              ------------------------------
consideration other than cash, or a consideration part of which is other than cash, of any Additional Shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers two or more thereof, the consideration for the issue or sale of such Additional Shares of Common Stock or Convertible Securities or such rights or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.

          (E) Shares Considered Outstanding.  The number of shares of Common
              -----------------------------
Stock outstanding at any given time shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (F) Duration of Adjusted Conversion Price.  Following each computation
              -------------------------------------
or readjustment of an adjusted Conversion Price as provided above in this
Section 5, the new adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 5.

          (G) Other Action Affecting Common Stock.  In case after the filing of
              -----------------------------------
these Seventh Restated Articles of Incorporation the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 5, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, as the case may be, granted herein, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

          (j) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request, at any time, of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Convertible Preferred Stock.

          (k) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (l) Common Stock Reserved.  The Corporation shall reserve and keep
              ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

          (m) Payment of Taxes.  The Corporation will pay all taxes (other than
              ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered.

          Section 6.   Mandatory Redemption of Series C Preferred Stock.
                       ------------------------------------------------

          In the event of any merger or other reorganization in which the Corporation is the surviving entity, and in the event of any acquisition by the Corporation of any corporation or other business entity in which the Corporation is the surviving entity, then unless such merger, reorganization or acquisition has been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Series C Preferred Stock voting as a separate class (it being acknowledged that such separate class approval by the Series C Preferred Stock shall not be required, pursuant to Section 4 hereof, in order to effect such merger, reorganization or acquisition), the Corporation shall, prior to or concurrent with the effective date of such merger, reorganization or acquisition, redeem all of those shares of Series C Preferred Stock which were voted against such merger, reorganization or acquisition at a price of $1.00 per share. The Corporation shall submit any such merger, reorganization or acquisition to the separate class vote of the Series C Preferred Stock in order to implement the foregoing. If, on or prior to such date of redemption, the Corporation deposits with any bank or trust company in this state as a trust fund a sum sufficient to so redeem such shares of Series C Preferred Stock, with irrevocable instructions and authority to the bank or trust company to pay, on or after the date fixed for redemption, the redemption price of such shares of Series C Preferred Stock to the holders thereof upon surrender of the share certificates therefor, then from and after the date fixed for redemption such shares of Series C Preferred Stock shall be deemed redeemed. The deposit shall constitute full payment of the redemption price of such shares of Series C Preferred Stock and from and after the date fixed for redemption such shares of Series C Preferred Stock shall no longer be deemed outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except only the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon surrender of their certificates therefor. If any such shares of Series C Preferred Stock are converted into Common Stock pursuant to these Seventh Restated Articles of Incorporation prior to such date fixed for redemption, the bank or trust company forthwith shall return to the Corporation funds deposited for shares so converted. After one year following the date fixed for redemption, the bank or trust company shall return to the Corporation funds deposited and not claimed and thereafter the holder of a share certificate for Series C Preferred Stock so redeemed shall look solely to the Corporation for payment.

          Section 7.  Redemption of Redeemable Preferred Stock.
                      ----------------------------------------

          (a) Mandatory Redemption at Election of Holders.  The Corporation
              -------------------------------------------
shall, at the election of the holders of the Redeemable Preferred Stock, redeem such of the Redeemable Preferred Stock as such holders elect, in the manner and at the Redemption Price hereinafter specified. In the event the Corporation does not have sufficient funds legally available to redeem all such Redeemable Preferred Stock which the holders thereof so elect to have redeemed, the Corporation shall redeem pro rata (based upon the number of shares as to which each holder elects to have redeemed) the number of shares of Redeemable Preferred Stock it can legally redeem, and shall redeem the remainder elected for redemption as soon as the Corporation has funds legally available therefor.

          (b) Price.  The redemption price (the "Redemption Price") for the
              -----
Redeemable Preferred Stock shall be an amount per share equal to (i) in the case of the Series D Preferred Stock, $1.50 plus any dividends declared but unpaid thereon and (ii) in the case of the Series E Preferred Stock and the Series F Preferred Stock, $2.10 plus any dividends declared but unpaid thereon.

          (c) Election Procedure.  The Corporation shall be required to redeem
              ------------------
the Redeemable Preferred Stock only if it receives at its principal place of business from any holder of the Redeemable Preferred Stock written notice (an "Election Notice"), within the first 120 days of the fiscal year of the Corporation commencing in 1999 or within the first 120 days of any subsequent fiscal year, that such holder elects to require the Corporation to redeem a specified number of shares (or all shares) of such holder's Redeemable Preferred Stock in accordance with the provisions hereof. Within ten (10) days after its first receipt of an Election Notice during any such 120-day period, the Corporation shall mail written notice, postage prepaid, to each holder of record of the Redeemable Preferred Stock notifying each such holder that the Corporation has received such Election Notice. The Corporation shall redeem such of the Redeemable Preferred Stock as any holder of the Redeemable Preferred Stock elects to have redeemed by delivering an Election Notice to the Corporation, at its principal place of business, within such 120-day period; provided, however, that any such 120-day period shall be extended solely to the extent necessary to provide that the holders of the Redeemable Preferred Stock shall have a period of at least 30 days, following the Corporation's mailing of written notice of its first receipt of an Election Notice, to deliver Election Notices to the Corporation in accordance with this sentence.

          (d) Redemption Notice by Company.  The Corporation shall, not less
              ----------------------------
than thirty (30) days after the expiration of any applicable 120-day period referred to in paragraph (c) above (or, if extended pursuant to the proviso to the last sentence of paragraph (c), not less than thirty (30) days after the expiration of such extension), mail written notice ("Redemption Notice"), postage prepaid, to each holder of record of Redeemable Preferred Stock which has delivered an Election Notice in accordance with paragraph (c) above, at the holder's post office address last shown on the records of the Corporation. The Redemption Notice shall state:

               (i) the number of the outstanding shares of the Redeemable Preferred Stock to be redeemed;

              (ii) the number of shares of the Redeemable Preferred Stock held by the holder which the Corporation shall redeem in accordance with the provisions hereof;

             (iii) that the shares of Redeemable Preferred Stock held by the holder which the Corporation shall so redeem shall be redeemed in four equal lots of 25% each on four separate dates (each a "Redemption Date" and collectively the "Redemption Dates"), the first of which shall be a specified date not later than sixty (60) days after the giving of the Redemption Notice, and the other three of which shall be each of the dates

          90, 180 and 270 days subsequent to such first Redemption Date;

              (iv)  the Redemption Price; and

               (v) the time and manner in, and place at, which the holder is to surrender to the Corporation on each of the four Redemption Dates the certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed on each such date.

          (e) Surrender of Stock.  On or before each Redemption Date, each
              ------------------
holder of Redeemable Preferred Stock to be redeemed pursuant to this Section 7 shall surrender to the Corporation the certificate or certificates representing the shares to be redeemed on such Redemption Date, in the manner and at the place designated in the Redemption Notice, and upon each such Redemption Date the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to such payee as such owner may designate in writing to the Corporation prior to each such Redemption Date, and each surrendered certificate shall be cancelled and retired.

          (f) Termination of Rights.  If the Redemption Notice is duly given and
              ---------------------
if, on or prior to a Redemption Date, the Redemption Price is paid, then notwithstanding that the certificates evidencing any of the shares of Redeemable Preferred Stock so called for redemption on such Redemption Date have not been surrendered, all rights with respect to such shares shall forthwith after such Redemption Date cease.

          (g) Number of Redemption Procedures.  The Corporation shall be
              -------------------------------
required to redeem the Redeemable Preferred Stock in accordance with this
Section 7 on four annual occasions only (with each such annual occasion including four separate quarterly redemptions in accordance with this Section
7), and all redemption rights of the holders of the Redeemable Preferred Stock under this Section 7 shall terminate after the Corporation has redeemed any of the Redeemable Preferred Stock in accordance with this Section 7 on four separate annual occasions.

          Section 8.  Reissuance of Preferred Stock.
                      -----------------------------

          Any shares of Convertible Preferred Stock which may be redeemed, purchased or acquired by the Corporation or converted into Common Stock shall return to the status of authorized and unissued Preferred Stock of an undesignated series.

                                       V

          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

          3. The amendments and restatement set forth herein have been duly approved and adopted by the Board of Directors of this Corporation.

          4. The amendments set forth herein have been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The Corporation has outstanding 2,865,171 shares of Common Stock, 2,027,307 shares of Series A Preferred Stock, 796,530 shares of Series B Preferred Stock, 1,400,000 shares of Series C Preferred Stock, 4,869,999 shares of Series D Preferred Stock, 2,619,049 shares of Series E Preferred Stock and 1,624,334 shares of Series F Preferred Stock. The number of shares voting in favor of the amendments equaled or exceeded the vote required for approval. The percentage vote required for the approval of the amendments was more than 50% of the Common Stock, more than 50% of the Series A Preferred Stock, more than 50% of the Series B Preferred Stock, more than 50% of the Series C Preferred Stock, at least two-thirds (66-2/3%) of the Series D Preferred Stock, at least two-thirds (66-2/3%) of the Series E Preferred Stock, and at least two-thirds (66-2/3%) of the Series F Preferred Stock, each voting as a separate class.

          The undersigned each further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

           Dated:  July 31, 1995.



                                      /s/ Gregor A. Campbell
                                    -----------------------------
                                    Gregor A. Campbell, President


                                      /s/ John LaValle
                                    -----------------------------
                                    John LaValle, Secretary